Exhibit 10.1

FIFTH AMENDMENT TO LOAN AGREEMENT, MODIFICATION OF NOTE AND WAIVER

THIS FIFTH AMENDMENT TO LOAN AGREEMENT, MODIFICATION OF NOTE AND WAIVER (this “Amendment”) is dated as of December 26, 2017 (the “Effective Date”), among Southern Health Corporation of Houston, Inc., a Georgia corporation (“Borrower”), Crown Healthcare Investments, LLC, a Georgia limited liability company (f/k/a MedCare South, LLC) (“Crown”), SunLink Health Systems, Inc., an Ohio corporation (“SunLink” and, together with Crown, “Guarantors”) and Bank SNB, National Association (f/k/a Stillwater National Bank and Trust Company) (“Lender”).

PRELIMINARY STATEMENTS

A.    Borrower and Lender are parties to (i) the Mortgage Loan Agreement, dated July 5, 2012 (as amended from time to time, the “Loan Agreement”) and (ii) the Promissory Note, dated July 5, 2012 (the “Note”).

B.    Capitalized terms used in this Amendment have the meanings given to them in the Loan Agreement. Borrower and Guarantors are collectively referred to as the “Loan Parties.”

C.    Borrower has requested that Lender amend the Loan Agreement and modify the Note as more particularly described in this Amendment.

D.    Lender has agreed to such amendment and modification, subject to the satisfaction of certain conditions, all as more particularly described in this Amendment.

E.    For the period ending September 30, 2017 (the “Specified Period”) Borrower failed to maintain the Debt Service Coverage Ratio, the Fixed Charge Coverage Ratio, and the Funded Debt to EBITDA Ratio required by the Loan Agreement (the “Specified Default”).

F.    Lender has agreed to waive the Specified Defaults, subject to the terms and conditions of this Waiver.

G.    Each of the Guarantors is party to a Guaranty Agreement, dated the date of the Loan Agreement (each, a “Guaranty Agreement”), pursuant to which such Guarantor has guaranteed the obligations of Borrower under the Loan Agreement.

H.    Each of the Guarantors desires to ratify and reaffirm the Guaranty Agreement to which it is a party.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

1.    Amendments to Loan Agreement.

a.    Amendment to Section 2.2. Subject to the other terms and conditions of this Amendment, Section 2.2 of the Loan Agreement is hereby amended by it in its entirety and replacing it as follows:

“The Mortgage Note will bear interest at the interest rate equal to the Prime Rate plus 1.0% per annum, but in no event shall the Interest Rate be less than 5.5% per annum (the “Interest Rate”). “Prime Rate” means, on any day, the per annum rate of interest most recently designated as the prime rate as published in the “Money Rates” section of The Wall Street Journal. All interest on the Mortgage Note shall be calculated for the actual number of days elapsed at a per diem charge based on a year consisting of 360 days.”

b.    Amendment to Section 10.6.1. Subject to the other terms and conditions of this Amendment, Section 10.6.1 of the Loan Agreement is hereby amended by deleting the first sentence of Section 10.6.1 and replacing it as follows:

“Borrower will maintain a Debt Service Coverage Ratio of at least .45:1.00 for the periods ending December 31, 2017 and March 31, 2018, and at least 1.00:1.00 thereafter.”

c.    Amendment to Section 10.6.2. Subject to the other terms and conditions of this Amendment, Section 10.6.2 of the Loan Agreement is hereby amended by deleting the first sentence of Section 10.6.2 and replacing it as follows:

“Borrower will maintain a Fixed Charge Coverage Ratio of at least .45:1.00 for the periods ending December 31, 2017 and March 31, 2018, and at least 1.00:1.00 thereafter.”

d.    Amendment to 10.6.4. Subject to the other terms and conditions of this Amendment, Section 10.6.4 of the Loan Agreement is hereby amended by deleting the last sentence of Section 10.6.4 and replacing it as follows:

“Borrower will maintain a Funded Debt to EBITDA Ratio not to exceed at least 15.00:1.00 for the periods ending December 31, 2017 and March 31, 2018, and at least 6.00 to 1.00 thereafter.”

e.    Amendment to 10.37.1. Subject to the other terms and conditions of this Amendment, Section 10.37.1 of the Loan Agreement is hereby amended by adding the following sentence to the end of such section:

“Notwithstanding the foregoing, for the two fiscal year periods beginning July 1, 2018, Borrower may make capital expenditures of an aggregate amount of $1,000,000.00.”

2.    Amendments to Note.

a.    Amendment to Interest Rate. Subject to the other terms and conditions of this Amendment, the Note is hereby amended by deleting two sentences of the third paragraph of the Note and replacing them as follows:

“The Note will bear interest at the interest rate equal to the Prime Rate plus 1.0% per annum, but in no event shall the Interest Rate be less than 5.5% per annum (the “Interest Rate”). “Prime Rate” means, on any day, the per annum rate of interest most recently designated as the prime rate as published in the “Money Rates” section of The Wall Street Journal.”

3.    Waiver.

a.    Waiver of Specified Defaults. Subject to the terms and conditions of this Waiver, Lender hereby waives the Specified Defaults.

b.    Limitations. The foregoing waiver is a waiver solely of the Specified Defaults for the Specified Period, and is not a waiver of any future default or any provision of the Loan Agreement generally. This waiver does not create a course of dealing. Lender is under no obligation to make any future waiver of any provision of the Loan Agreement or other Loan Documents.

4.    Limited Consent. Lender consents to a one-time non-cash dividend of $10,000,000 by Borrower to Sunlink, which shall be payed by reduction on a dollar-for-dollar basis of intercompany payables owed to Borrower by Sunlink. Such consent shall not be construed to waive, or consent to any default in, any provision of the Loan Agreement generally (including Section 10.29), to create a course of dealing, or otherwise to give rise to any obligation of Lender to make any similar future accommodation.

5.    Additional Agreements

a.    Release of Funds. On the date of this Amendment, Lender shall release to Borrower $1,000,000 deposited by Borrower into an interest bearing blocked account maintained with Lender and all proceeds thereof pursuant to the Fourth Amendment to Loan Agreement and Waiver dated January 6, 2017 for the sole purpose of making a prepayment against the outstanding balance of the Mortgage Loan, as further described in Section 6(a).

b.    Amortization Reset. Commencing on the Effective Date, the monthly payment will be reset to $39,050 and from thereafter will continue to be as set forth in the Loan Agreement.

6.    Conditions Precedent.

a.    Prepayment. On the date of this Amendment, Borrower shall prepay the outstanding balance of the Mortgage Loan in the amount of $3,548,000 (the “Prepayment”).

b.    Representations and Warranties. Each of the representations and warranties of Borrower and the Guarantors in the Loan Documents shall be true and correct as of the date of this Amendment except for any representation or warranty made as of a date certain, in which event such representation or warranty shall be true as of such date.

c.    Documents. Lender shall have received (i) this Amendment, duly executed by the parties hereto, and (ii) any other document, certificate or instrument that Lender reasonably requires in connection herewith.

7.    Ratification and Release.

a.    Confirmation and Ratification. Borrower and Guarantors confirm and agree that each pledge, assignment, security interest, lien or other encumbrance made by Borrower and Guarantors in favor of Lender under any Loan Document is hereby ratified and confirmed in all respects. Borrower and each Guarantor each acknowledges and confirms the validity and enforceability of all Loan Documents to which it is a party. Borrower and each Guarantor represents and warrants to Lender that such party has no right of offset, defense or counterclaim to the payment or performance of the Loans or any of its other obligations under any of the Loan Documents to which it is a party.

b.    Release. In consideration of the accommodations granted by Lender in this Amendment, each Borrower and Guarantor hereby forever waives, releases and discharges Lender and its successors, assigns, directors, officers, members, managers, employees, agents, attorneys and other representatives (the “Lender Parties”), and indemnifies and holds harmless Lender and the Lender Parties from, any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that it now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, including all actions that arise under or relate to the Loan Documents, this Amendment, any document, instrument or certificate executed in connection with the foregoing, any action or omission of Lender or any of the Lender Parties in connection with the foregoing, or any person’s rights or obligations thereunder based in whole or in part on facts, whether or not known, existing on or prior to the date of this Amendment; provided however, neither Borrower nor Guarantor waives any right to enforce the terms of the Loan Documents, this Amendment, any document, instrument or certificate executed in connection with the foregoing in accordance with its terms. Borrower acknowledges and agrees that, in so far as Borrower is aware, all actions of Lender with respect to the Loan Documents and the transactions contemplated thereby on or prior to the date of this Amendment have been in good faith and in accordance with the Loan Documents and applicable law.

8.    Representations and Warranties. The Borrower and Guarantors, jointly and severally, represent and warrant to Lender as follows:

a.    This Amendment is not being made or entered into with the actual intent to hinder, delay or defraud any entity or person.

b.    No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy, has been instituted by or against Borrower or either Guarantor.

c.    Borrower and each Guarantor each has full power and authority to enter into, execute, deliver, and perform this Amendment, and the foregoing does not violate any contractual or other obligation by which such person is bound. The execution, delivery and performance of this Amendment have been authorized by all requisite organizational action of each such person.

d.    This Amendment constitutes the valid and legally binding obligation of Borrower and each Guarantor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and other laws affecting creditors’ rights generally and to general equitable principles.

e.    The representations and warranties of Borrower and each Guarantor in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date.

9.    Miscellaneous.

a.    Effect on Loan Documents. Except as set forth in this Amendment, the Loan Agreement and the Loan Documents shall not be deemed amended, waived or otherwise modified by this agreement and shall remain in full force and effect.

b.    Fees and Expenses. Borrower shall pay, as and when billed by Lender, all fees, costs, and expenses (including, without limitation, fees and expenses for Lender’s legal counsel, and for appraisers, engineering consultants, and environmental and other consultants) paid or incurred by Lender in connection with the negotiation of this Amendment, or in connection with the actions contemplated by this Amendment.

c.    Voluntary Agreement. Borrower and each Guarantor jointly and severally represent and warrant to Lender that (a) Borrower and each Guarantor has had the opportunity to be represented by legal counsel of their choice and to consult with such counsel regarding this Amendment, (b) Borrower and each Guarantor are fully aware of the terms and provisions contained herein and of their effect, and (c) Borrower and each Guarantor have voluntarily and without coercion or duress of any kind entered into this Amendment.

d.    Integration. This Amendment constitutes the entire agreement concerning the subject matter hereof, and it supersedes any prior or contemporaneous oral or written representations, statements, understandings, or agreements concerning the subject matter of this Amendment.

e.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

f.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to the principles of conflicts of law.

g.    Headings. All headings in this Amendment are for convenience only and shall not be used to interpret any term or provision of this Amendment.

h.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. The parties hereto agree that their electronically transmitted signatures on this Amendment shall have the same effect as manually transmitted signatures.

i.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AMENDMENT, ANY LOAN DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO, OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT OR ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN, OR HAS HAD THE OPPORTUNITY TO BE, REPRESENTED IN THE SIGNING OF THIS AMENDMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. EACH PARTY HERETO FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:	SOUTHERN HEALTH CORPORATION OF HOUSTON, INC.

By:
Name:
Title:

GUARANTORS:	CROWN HEALTHCARE INVESTMENTS, LLC

By:
Name:
Title:

SUNLINK HEALTH SYSTEMS, INC.

By:
Name:
Title:

LENDER:	BANK SNB, NATIONAL ASSOCIATION

By:
Name:
Title: